Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF AUGUST 31, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$55,754
Cash equivalents held in trust	10,539

Total investments held in trust	66,293
Cash and cash equivalents	1,391
Fixed-maturity securities, at fair value	8,168
Accrued investment income	630
Premiums receivable	566

Total assets	$77,048

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$17,930
Losses payable	620
Unearned premiums	1,184
Accrued ceding commission expense	50
Other liabilities	159

Total liabilities	19,943

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(12,775)

Total stockholder’s equity	57,105

Total liabilities and stockholder’s equity	$77,048

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED AUGUST 31, 2014

(in thousands)

Revenues:
Premiums earned	$529
Net investment income	125

Total revenues	654

Expenses:
Underwriting Expenses	(101)
General and administrative expenses	160
Loss from contract termination	—

Total expenses	59

(Loss) income before federal income taxes	595
Federal income tax benefit	—

Net (loss) income	$595